Exhibit 3.106

1668173

FILED
In the office of the Secretary of State
of the State of California

JUL 11 1990

/s/ March Fong Eu
MARCH FONG EU, Secretary of State

ARTICLES OF INCORPORATION

OF

COMPOSITE ENGINEERING, INC.

I. NAME

The name of the corporation is COMPOSITE ENGINEERING, INC.

II. PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III. NUMBER OF DIRECTORS

The number of directors of the corporation is three (3).

IV. INITIAL DIRECTORS

The names and addresses of the persons appointed to act as the initial directors are:

MICHEL M. FOURNIER	4829 Dry Creek Road
Sacramento, CA 95838

AMY A. FOURNIER	4829 Dry Creek Road
Sacramento, CA 95838

GARY G. DAMON	3301 Watt Avenue, Suite 500
Sacramento, CA 95821

V. AGENT FOR SERVICE OF PROCESS

The name and address in this state of the corporation’s initial agent for service of process is:

GARY G. DAMON	3301 Watt Avenue, Suite 500
Sacramento, CA 95821

VI. STOCK

The corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 100,000 shares.

VII. NO PREFERENCES, PRIVILEGES, RESTRICTIONS

No distinction shall exist between the shares of the corporation or the holders thereof.

VIII. LIABILITY OF DIRECTORS

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

EXECUTION

IN WITNESS WHEREOF, the undersigned, who are the incorporators and include the above-named initial directors of this corporation, have executed these Articles of Incorporation on July 9, 1990.

/s/ Amy A. Fournier	/s/ Michel M. Fournier
AMY A. FOURNIER	MICHEL M. FOURNIER

/s/ Gary G. Damon
GARY G. DAMON

We hereby declare that we are the persons who executed the foregoing Articles of Incorporation, which execution is our act and deed.

/s/ Amy A. Fournier	/s/ Michel M. Fournier
AMY A. FOURNIER	MICHEL M. FOURNIER

/s/ Gary G. Damon
GARY G. DAMON

A0526021

FILED
In the office of the Secretary of State
of the State of California

JUN - 1 1999

/s/ Bill Jones
BILL JONES Secretary of State

1668173

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

COMPOSITE ENGINEERING, INC.

MICHEL M. FOURNIER and AMY A. FOURNIER certify that:

1.                                      They are the president and secretary, respectively of COMPOSITE ENGINEERING, INC., a California corporation.

2.                                      Article VI of the Articles of Incorporation of this corporation is amended to read as follows:

“The corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 1,000,000 shares.”

3.                                      The forgoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.                                      The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: 6-1, 1999	/s/ Michel M. Fournier
MICHEL M. FOURNIER, President

/s/ Amy A. Fournier
AMY A. FOURNIER, Secretary